BOWL AMERICA INCORPORATED
       NOTICE OF ANNUAL MEETING OF STOCKHOLDERS AND PROXY STATEMENTS

    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD DECEMBER 7, 2004

TO THE HOLDERS OF CLASS A AND CLASS B
COMMON STOCK OF BOWL AMERICA INCORPORATED

  The annual meeting of stockholders of Bowl America Incorporated will be held at the Corporation's office situated at 6446 Edsall Road, Alexandria, Virginia 22312 (East Exit off Shirley Highway), on Tuesday December 7, 2004, at 11:00 a.m., for the following purposes:
  (1) To elect a Board of Directors to serve until the next annual meeting.
  (2) To transact such other business as may properly be brought before the meeting and any adjournments thereof.
  Only stockholders of record at the close of business October 12, 2004, are entitled to vote at the meeting. The stock transfer books will not be closed.
  You are cordially invited to attend the meeting in person. If you do not expect to be present, please sign, date, and mail the enclosed proxy, the postage for which has been provided. Prompt response is helpful, and your cooperation will be appreciated. If after signing and returning the enclosed proxy, you find you are able to attend the meeting, you will have an opportunity to withdraw your proxy and vote in person.

By Order of the Board of Directors
A. Joseph Levy
Secretary

Dated October 18, 2004

                             PROXY STATEMENT

                   For Annual Meeting of Stockholders
                        To be held December 7, 2004

  The principal office of the Corporation is situated at 6446 Edsall Road, Alexandria, Virginia 22312.
  The accompanying proxy is solicited by the Board of Directors; and when such proxy is properly signed and returned, the shares it represents will be voted at the meeting in accordance with the directions noted thereon; or if no direction is indicated, it will be voted for the election of directors.
  Solicitation of proxies will be primarily by mail. Proxies may also be solicited by directors, officers, and employees of the Corporation personally or by telephone or telegraph. The Corporation will bear the cost of all such solicitations.
  The proxy may be revoked at any time prior to its exercise by giving notice of the revocation to the Secretary of the Corporation in writing at any time prior to the meeting and orally at the meeting at any time prior to the vote.
  This statement is being mailed on or about October 18, 2004.



                             VOTING SECURITIES

  Each of the issued and outstanding 3,669,311 shares of the Corporation's Class A Common Stock, par value of $.10 per share, is entitled to one vote. Each of the issued and outstanding 1,468,462 shares of the Corporation's Class B Common Stock, par value of $.10 per share, is entitled to ten votes. The total number of Class A and Class B shares of Common Stock issued and outstanding is 5,137,773 shares, with the Class A stockholders having 3,669,311 votes, and the Class B stockholders having 14,684,620 votes. The price of the Corporation's Class A Common Stock on October 1, 2004, on the American Stock Exchange was $14.30. The Class B Common Stock is not traded. Only stockholders of record at the close of business on October 12, 2004, are entitled to vote at the meeting and adjournment thereof. The Class A Common Stockholders are entitled to elect two directors and the Class B Common Stockholders are entitled to elect six directors.
  Votes cast by proxy or in person at the Annual Meeting will be tabulated by tellers appointed by the Company. The number of shares represented at the meeting in person or by proxy, including abstentions, will determine whether or not a quorum is present. Abstentions will not be voted on any matter submitted to the stockholders for a vote.
  Shares on a Broker's Proxy that lack discretionary authority to vote on a particular matter will not be considered as present and entitled to vote by the tellers.

                             ANNUAL REPORTS

  A copy of the annual report and Form 10-K of the Corporation for the fiscal year ending June 27, 2004, which has been filed with the Securities and Exchange Commission, was mailed to you on September 24, 2004 or is enclosed with this statement.


       ELECTION OF DIRECTORS AND SECURITY OWNERSHIP OF MANAGEMENT

  The holders of the Class A Common Stock are entitled to elect two Directors of the Corporation and the holders of the Class B Common Stock are entitled to elect six Directors of the Corporation to hold office until the next Annual Meeting of the stockholders and until their successors shall have been elected and qualified. The management recommends the election of the nominees listed below as Directors. All of the nominees are presently Directors and constituted the Board of Directors for the past year. In the event any of these nominees becomes unavailable for election, it is intended that the proxies will be voted for the election of such other persons as management shall designate. Management has no reason to believe that any nominee will be unavailable.
  The following table also shows the beneficial ownership of shares of the Corporation's Class A and Class B Common stock as of October 1, 2004 by all directors including executive officers, all of whom are directors, and by all directors and executive officers as a group.


                                                                                                               Percentage of Total
                                                                Shares of Class A        Shares of Class B    Votes Eligible to be
                                                                 Common Stock of          Common Stock of      Cast of Class A & B
Name of Director and Nominees                                      Corporation              Corporation            Common Stock
for Election; Principal Occupation;                             Beneficially Owned      Beneficially Owned       Beneficially Owned
Positions and Offices with the                Periods Served  Directly or Indirectly Directly or Indirectly  Directly or Indirectly
Corporation                             Age   As a Director     on October 1, 2004     on October 1, 2004      on October 1, 2004

                                 NOMINEES FOR ELECTION BY CLASS A COMMON STOCK

Warren T. Braham, Retired Attorney       72   August 1, 1978               1,978                     247                 .02
                                                  to date

Allan L. Sher, Retired Senior            72   February 5, 1997            52,500                       0                 .28
 Executive of Securities Brokerage                to date
 Industry

                                  NOMINEES FOR ELECTION BY CLASS B COMMON STOCK

Merle Fabian, Retired Librarian          66      March 20, 1990          226,319(1)              234,533(1)            14.0
                                                   to date

Leslie H. Goldberg, President of         74    December 5, 1972          653,144(2)              637,493(2)            38.3
 the Corporation since February 1, 1976            to date

Stanley H. Katzman, Retired Senior       64    December 2, 1997          195,502(3)              189,444(3)            11.4
 Computer Specialist, National                     to date
 Institutes of Health

A. Joseph Levy, Retired Merchant;        70      June 21, 1988            94,680(4)               53,945(4)             3.4
 Senior Vice President and Secretary               to date
 of the Corporation since December 2,1997

Ruth E. Macklin,(2) Retired Educator;    75     February 14, 1978        184,585(5)              183,407(5)            11.0
 Senior Vice President and                         to date
 Treasurer of the Corporation
 since December 4, 1990

Irvin Clark, General Manager             71     December 1, 1998          15,028(6)                    0                .08
 of the Corporation since                          to date
 January 1, 1999(7)
All Directors and Executive Officers
 as a group                                                            1,423,736               1,299,069               78.4


(1) Does not include 309,809 shares of Class A and 292,394 shares of Class B Common Stock held as co-trustee with Leslie H. Goldberg, the amount of said shares are included in the number of shares held by Mr. Goldberg-see footnote 2.
(2) Includes 309,809 shares of Class A and 292,394 shares of Class B Common Stock held as co-trustee with Merle Fabian.
(3) Includes 181,396 shares each of Class A and Class B Common Stock held by Mr. Katzman as co-trustee.
(4) The shares of stock are owned by the Levy Family LTD Partnership.
(5) Includes 19,586 shares of Class A and 51,198 shares of Class B Common Stock held by Ms. Macklin as co-trustee.
(6) Includes 975 shares of Class A held by Mr. Clark's wife.
(7) Prior to 1999, Mr. Clark served as Director of Operations for Bowl America Inc.

   There is sole disposition and voting power of all the shares directly owned by the directors, and sole disposition and voting power of the shares held by the directors' respective spouses are vested in such spouses.
   Mr. Warren Braham is the only nominee for Director who is on the Board of Directors of another public corporation. Mr. Braham is on the Board of Direc-tors of Amendment I, Inc., a newspaper. Mr. Allan L. Sher is an outside director and trustee of three of Sun America's Mutual Funds.
   Mr. Leslie H. Goldberg and Ms. Merle Fabian are brother and sister.
Together they own directly or indirectly 879,463 shares of Class A Common Stock and 872,026 shares of Class B Common Stock of the Corporation.
   As of the last filing of Form 13-G with the Securities and Exchange Commission, Royce & Associates, LLC, an investment advisor, is deemed to have beneficial ownership of 230,400 shares of Bowl America Class A Common Stock as of December 31, 2003 which amounts to 6.28% of the outstanding Class A Common Stock. Dimensional Fund Advisors Inc. ("Dimensional"), a registered investment advisor, is deemed to have beneficial ownership of 221,895 shares of Bowl America Incorporated Class A Common Stock as of December 31, 2003 which amounts to 6.05% of the outstanding Class A Common Stock, all of which shares are held in portfolios of DFA Investment Dimensions Group Inc., a registered open-end investment company, or a series of the DFA Investment Trust Company, a Delaware business trust, or the DFA Group Trust and DFA Participation Group Trust, investment vehicles for qualified employee benefit plans, for all of which Dimensional Fund Advisors Inc. serves as investment manager. Dimensional disclaims beneficial ownership of all such shares.
   Under federal securities law, the Corporation's directors, certain officers, and persons holding more than ten percent of any class of the Corporation's common stock are required to report, within specified due dates, their initial ownership in any class of the Corporation's common stock and all subsequent acquisitions, dispositions, or other transfers of interest in such securities, if and to the extent reportable events occur which require reporting by such due dates. The Corporation is required to describe in this proxy statement whether it has knowledge that any person required to file such a report may have failed to do so in a timely manner. In this regard, all of the Corporation's directors and officers satisfied such filing requirements.
The foregoing is based upon written representations and information provided to the Corporation by the persons required to make such filings.

                  COMPENSATION OF DIRECTORS AND OFFICERS

   The Directors of the Corporation who are not officers receive a fee for attendance at each Board of Directors meeting. During the past fiscal year the fee was $1,150.00 for each meeting. In addition, members of the audit and compensation committee receive $850.00 per committee meeting attended, except the committee chairman, who receives an annual fee of $15,000.
   The Corporation's Employment Agreement with Mr. Leslie H. Goldberg (74 years old) dated June 29, 2003 expired June 27, 2004 and was extended to the end of the next fiscal year. This agreement provides for an annual salary of $102,000 with an annual bonus of 2% of the Corporation's and its subsidiaries' consolidated annual net income prior to income taxes, in excess of $2,500,000. In the event that he leaves the employ of the Corporation at the termination of the contract or becomes disabled during the term thereof so that he cannot carry on his duties as President, he shall act as a consultant and shall receive one-half the average of his previous three years compensation for a term equal to the number of years that he had been President of the Corporation.
   The Corporation's Employment Agreement with Mr. Irvin Clark (71 years old) as General Manager is for a term of one year commencing January 1, 2004 and expiring on December 31, 2004. This agreement provides for an annual salary of $160,000.00.
   The other executive officers of the Corporation are A. Joseph Levy (Senior Vice President and Secretary), 70 years old, and Ms. Macklin (Senior Vice President and Treasurer), 75 years old. Both are major stockholders.

                  CORPORATE GOVERNANCE AND BOARD MATTERS

          American Stock Exchange Corporate Governance Provisions

   Because approximately 52.3% of the total voting power of the outstanding Class A and Class B Common Stock of the Company is owned by Leslie H. Goldberg, President and a director of the Company, and his sister, Merle Fabian, a director of the Company, the Company is deemed to be a "controlled company" (i.e., more than 50% of the total voting power is held by an individual or group) under the rules of the American Stock Exchange. The exchange's listing rules provide that "controlled companies" are exempt from those exchange corporate governance provisions that would otherwise call for (i) a majority of the members of the Board of Directors to be independent, (ii) the process of making director nominations to be overseen by independent directors and
(iii) executive compensation determinations to be overseen by independent directors. Of the Company's eight directors, Messrs. Braham, Sher and Katzman are deemed to be "independent" directors. None of the independent directors receive compensation from the Company other than directors' fees for service on the Board or its Committees.

   Code of Business Conduct and Ethics for Directors, Officers and Employees

   The Company has a Code of Business Conduct and Ethics for directors, officers and employees in accordance with rules of the Securities and Exchange Commission and the American Stock Exchange. A copy is available online at www.bowlamericainc.com and will be provided to any stockholder upon written request to the Secretary of the Corporation, 6446 Edsall Road, Alexandria
VA  22312.

         Policy Regarding Stockholder Communication with Directors

   Those properly identified as stockholders desiring to communicate with a director, the independent directors as a group or the full Board may address such communication to the attention of the Secretary of the Corporation at the Company's executive offices, and such communication will be forwarded to the intended recipient or recipients.

                       Director Nomination Process

   The Company's Board of Directors does not have a nominating committee or other committee that performs similar functions. As stated above, the Company is exempt from the American Stock Exchange provision calling for independent director oversight of director nominations in view of its status as a controlled company. All members of the Company's Board of Directors as a group participate in the consideration of director nominees. Any stockholder may nominate a candidate for the Board of Directors. Currently, this can be done at the Annual Meeting when candidates properly seconded by a stockholder will be voted on. The Board of Directors proposes in the Proxy Statement a slate of directors which is decided upon by the Board at its September meeting. Any person wishing to propose a substitute director to be considered by the Board for inclusion in the Company's Proxy Statement may do so in writing, for receipt prior to September 1, to the Board at the address of the Company's principal executive offices. The Board members individually make their judgment as to the nominees' ability to contribute to the survival and success of the Company. There will not be any difference between the manner in which the Board evaluates a nominee recommended by a stockholder and the manner in which the Board evaluates any other director nominee.

                      Board Committees and Meetings

   The Board of Directors has an Audit Committee and Compensation Committee, each of which consists of Warren T. Braham, Chairman, Allan L. Sher and Stanley
H. Katzman. Messrs. Braham, Sher and Katzman each is an "independent" director within the meaning of the rules of the Securities and Exchange Commission and the American Stock Exchange. The Board of Directors, which meets quarterly, met 4 times during the fiscal year ended June 27, 2004. Each director attended all of such meetings. The Audit Committee and the Compensation Committee, which occasionally meet in joint session, held 4 meetings and 2 meetings, respectively, during the fiscal year with full attendance at each meeting. The Company has a policy of encouraging directors to attend each Annual Meeting of Stockholders. All of the Company's directors attended the Annual Meeting held on December 2, 2003. Independent members of the Board of Directors conduct meetings on a regular basis, including at least annually in executive session without the presence of non-independent directors and management.

The Audit Committee
   The purpose of the Audit Committee of the Board of Directors of Bowl
America Inc. (the "Company") is to assist the Board in its oversight of the integrity of the Company's financial statements, the Company's compliance with legal and regulatory requirements, the independent auditor's qualifications, independence and performance and the performance of the Company's internal audit function. The Audit Committee is composed entirely of independent directors as determined under the SEC and the American Stock Exchange corporate governance standards and the Sarbanes-Oxley Act applicable to Audit Committee members.
   The Chairman of the Audit Committee is Mr. Warren Braham. The two other members are Mr. Allan Sher and Mr. Stanley Katzman. Each of the members is financially literate, independent and able to devote sufficient time to serve on the Audit Committee. The Board has determined that Mr. Sher possesses the qualifications of an audit committee financial expert as defined in SEC rules adopted pursuant to the Sarbanes-Oxley Act.
   A copy of the Audit Committee Charter is available at www.bowlamericainc.com and will be provided upon request to the Secretary of the Corporation, 6446 Edsall Road, Alexandria VA 22312.

The Compensation Committee
   The Compensation Committee has the responsibility for negotiating the compensation of the President, Leslie H. Goldberg, who is the Chief Executive Officer of the Corporation. The President is responsible for determining the compensation of the other executive officers and all other management employees.
   The Chairman of the Compensation Committee is Mr. Warren Braham and the two other members are Mr. Allan Sher and Mr. Stanley Katzman, all of whom are independent directors.

             AUDIT COMMITTEE REPORT ON FINANCIAL STATEMENTS

   The Audit Committee met with senior management and the independent auditors quarterly during fiscal 2004 to discuss the adequacy of disclosure controls and procedures, the adequacy of the Company's internal controls and the certifica-tions made by the Company's Chief Executive Officer and Chief Financial Officer that are required by the SEC.
   The Audit Committee: (1) reviewed and discussed with management Bowl America's audited financial statements for the year ended June 27, 2004,
(2) discussed with the independent auditors the matters required by Statement on Auditing Standards No. 61, "Communication with Audit Committees",
(3) received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees"; (4) considered whether the provision of non-audit services is compatible with maintaining the auditors' independence, and (5) discussed with the auditors the auditors' independence.
   Based on the review and discussion, the Audit Committee recommended to the Board of Directors that the audited financial statements for the year ended June 27, 2004, be included in Bowl America Incorporated's Annual Report on
Form 10-K for filing with the Securities and Exchange Commission.

           COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

   The following table shows the compensation received by the President, who is the Chief Executive Officer, for the three fiscal years ending June 27, 2004. The other executive officers, namely A. Joseph Levy, Senior Vice President and Secretary and Ruth E. Macklin, Senior Vice President and Treasurer receive com-pensation of less than $100,000 per year. In fiscal 2004, A. Joseph Levy and Ms. Macklin each received compensation of $8,500 for the fiscal year. There are no restricted stock awards, no stock option grants and no stock appreciation rights. There is no pension plan.

                          SUMMARY COMPENSATION TABLE

         ANNUAL COMPENSATION                           LONG-TERM COMPENSATION
   (1)              (2)      (3)        (4)       (5)         (6)         (7)        (8)        (9)
Name and                                         Other     Restricted
Principal          Fiscal                        Annual       Stock      Options/   LTIP       All Other
Position            Year    Salary     Bonus   Compensation   Awards      SAR's(#)  Payouts   Compensation

Leslie Goldberg,   2004    $102,000  $ 61,907    $10,171       $0            0         $0         $0
 President and     2003    $102,000  $ 69,708    $ 9,041       $0            0         $0         $0
 Chief Executive   2002    $102,000  $ 68,531    $ 7,134       $0            0         $0         $0
 Officer


   The Committee, in negotiating the President's compensation, takes into account his performance and his contribution to the Company's functions.
The Committee thought it important that there be an incentive which is accomplished by a bonus based on the income of the Corporation. The terms of the President's current contract are the same as the terms of his prior contract. The President does not participate in the Profit Sharing Plan or in the Employee Stock Ownership Plan.


           AUDIT FEES AND AUDIT COMMITTEE PRE-APPROVAL PRACTICES

   As reported in April 2004, the Company's Audit Committee appointed Aronson & Company as the independent auditor for Bowl America Inc. replacing Deloitte & Touche LLP as the Company's independent auditor as of May 12, 2004, which was the filing date of the Company's fiscal year 2004 third quarter Form 10-Q.
   Aronson & Company was the independent auditor for the audit of the Company's consolidated financial statements as of June 27, 2004. Deloitte & Touche LLP was the independent auditor of the Company's consolidated financial statements for the fiscal year ended June 29, 2003.
   The Audit Committee has voted to engage Aronson & Company as independent auditors to examine the financial statements of the Company for the fiscal year ending July 3, 2005.
   Aronson & Company's report on Bowl America's consolidated financial state-ments as of June 27, 2004, and Deloitte & Touche LLP's report on the Company's consolidated financial statements as of June 29, 2003, did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles. During the fiscal years ended June 27, 2004 and June 29, 2003, there were no disagreements between Bowl America and Aronson & Company or between Bowl America and
Deloitte & Touche LLP on any matter of accounting principles and practices, financial statement disclosure, or auditing scope or procedures.

   AUDIT FEES - For professional services rendered for the audit of the Company's annual financial statements and reviews of quarterly financial statements included in the Company's Forms 10-Q during the fiscal year ended June 27, 2004, Aronson & Company billed Bowl America $61,600 and Deloitte & Touche LLP billed $12,000, and for fiscal year ended June 29, 2003, Deloitte & Touche LLP billed the Company $104,900. These fees include consultations normally provided in relation to the annual audits and reviews of documents filed with the SEC.

   AUDIT-RELATED FEES - There were no additional audit-related services provided by principal accountants Aronson & Company or Deloitte & Touche LLP is fiscal years ended June 27, 2004 and June 29, 2003.

   TAX FEES - For professional services rendered to Bowl America, Aronson & Company billed $19,000 for fiscal year ended June 27, 2004 and Deloitte & Touche LLP billed $34,050 for the fiscal year ended June 29, 2003. Tax services generally include federal and state compliance.

   ALL OTHER FEES - In addition to the fees described above, Deloitte & Touche LLP billed $2,200 in each fiscal year 2004 and 2003 for reviews required by non-regulatory bodies.

   The Audit Committee pre-approved all of the services described above.

   The Board of Directors and its Audit Committee have considered all of the professional services rendered by its auditor, Aronson & Company and by its former auditor Deloitte & Touche LLP, and were of the opinion that these services had no effect on the independence of said accounting firms. The Audit Committee, prior to authorizing such firms to provide any non-audit services. determined that such services would have no effect on the independence of said accounting firm. A representative of Aronson & Company is expected to attend the Annual Meeting and will be given the opportunity to make a statement questions. Neither Aronson & Company nor Deloitte & Touche LLP is or has been financially interested in the Company or connected with it except as auditors, tax consultants and advisors.

AUDIT COMMITTEE POLICIES AND PROCEDURES FOR PRE-APPROVAL OF INDEPENDENT AUDITOR SERVICES - The following describes the Audit Committee's policies and procedures regarding pre-approval of the engagement of the Company's independent auditor to perform audit as well as permissible non-audit services for the Company.

   For audit services, the independent auditor will provide the Committee with an engagement letter during the first quarter of each fiscal year outlining the scope of the audit services proposed to be performed in connection with the audit of the fiscal year. If agreed to by the Committee, the engagement letter will be formally accepted by the Committee at an Audit Committee meeting held as practicably as possible following receipt of the engagement letter. The independent auditor will submit to the Committee for approval, an audit services fee proposal after acceptance of the engagement letter.

   For non-audit services, the Company management may submit to the Committee for approval the list of non-audit services that it recommends the Committee engage the independent auditor to provide for the fiscal year. The list of services must be detailed as to the particular service and may not call for broad categorical approvals. Company management and the independent auditor will each confirm to the Committee that each non-audit service on the list is permissible under all applicable legal requirements. In addition to the list of planned non-audit services, a budget estimating non-audit service spending for the fiscal year may be provided. The Committee will consider for approval both the list of permissible non-audit services and the budget for such services. The Committee will be informed routinely as to non-audit services actually provided by the independent auditor pursuant to this pre-approval process.
   The independent auditor must ensure that all audit and non-audit services provided to the Company have been approved by the Committee. The Chief Financial Officer of the Company will be responsible for tracking all independent auditor fees against the budget for such services and report annually to the Audit Committee.

                 SHAREHOLDER RETURN PERFORMANCE PRESENTATION

   The following graph shows changes over the past five fiscal year periods in the value of $100 invested in (1) Bowl America Incorporated Class A Common Stock, (2) the American Stock Exchange Market Index, and (3) the Peer Group consisting of 19 companies in the business Industry Group No.715, Sporting Activities. It is assumed that all dividends were reinvested.

                COMPARISON OF 5-YEAR CUMULATIVE TOTAL RETURN
       AMONG BOWL AMERICA INC., AMEX MARKET INDEX AND PEER GROUP INDEX

                                            FISCAL YEAR ENDING
COMPANY                     1999     2000     2001     2002     2003     2004

BOWL AMERICA INC.            100   125.41   174.66   208.43   225.05   283.74
AMEX MARKET INDEX            100   112.37   104.43   104.47   116.18   157.62
PEER GROUP INDEX             100    50.18    58.48    51.82    47.65    58.18

                ASSUMES $100 INVESTED ON JUNE 28, 1999
 ASSUMES ALL DIVIDENDS REINVESTED FOR FIVE FISCAL YEARS ENDING JUNE 27, 2004

                                PROFIT SHARING PLAN

   The Board of Directors adopted a profit sharing plan for its employees which became effective on June 29, 1975, and which has been approved by the Internal Revenue Service. The following table shows the name of each person named in the preceding table and shows for each named person and for all of the Directors and Officers of the Corporation as a group, the amount allocated to their accounts in trust from the contributions of the Corporation for the fiscal year ending June 27, 2004 under its employees' profit sharing plan in Column (B), from contributions since the inception of the plan in Column (C), and from other accruals under the plan in Column (D), which accruals consist of a share of forfeitures resulting from employees covered by the plan who leave the Corpor-ation's employment and interest on plan investments.

          A                      B                 C              D
Leslie H. Goldberg              -0-             $ 82,390       $386,019
Irvin Clark                    $3,689             55,490        240,950
All Directors and Officers
 including the one named above
 and Director Irvin Clark      $3,689           $137,880       $626,969

   Directors as such do not participate in the Corporation's employee profit sharing plan. All employees, including officers of the Corporation, are eligible to commence participation under the Plan after completing a minimum of 1,000 hours continuous employment during the Corporation's fiscal year. Actual payment of accounts to participants or their beneficiaries is deferred until retirement, disability, or death. In the event of termination of employment, the vested portion, if any, is paid. Accounts become vested after three years of service according to a graduated scale until 100% is vested after seven years of service. No estimate can be made of the annual benefits on the retirement of a particular person because the amount set aside each year depends on the earnings of the Corporation for such year. The amount of the contribution is within the discretion of the Corporation's Board of Directors and can only be paid from profits. The Board of Directors made a contribution of $188,000 including any expenses incurred by the Trust paid by the Corpora-tion for the fiscal year 2004. The contribution is made to a trust (Bowl America Incorporated Profit Sharing Trust). Contributions of the Corporation to the trust and forfeitures of terminated members are allocated in proportion to compensation paid by the Corporation. Employees exercise independent control over the investment of funds allocated in their accounts. Earnings or losses are posted to the accounts daily. Employees may change their investment choices at any time. No Executive Officer or Director except Irvin Clark presently receives an allocation under the plan.

                    1987 EMPLOYEE STOCK OWNERSHIP PLAN

   The Board of Directors adopted the Bowl America Incorporated 1987 Employee Stock Ownership Plan (the "ESOP") on March 31, 1987, and secured a satisfactory ruling from the Internal Revenue Service. All employees of the Corporation and certain subsidiaries become participants on the last day of the fiscal year or December 29 following the date on which they have been employed for one year with at least 1,000 hours of service. The Board of Directors of the Corpora-tion has the discretion to declare each year a cash amount or a specified number of shares of Class A Common Stock ("Common Stock") that will be contri-buted to the ESOP. On June 22, 2004, the Board of Directors made a contribution valued at $188,000 including any expenses incurred by the Plan which were paid by the Corporation for fiscal year 2004. Corporation contributions are allocated to employees who are participants on the last day of the fiscal year through a formula based upon the participant's compensation. Employee contributions to the ESOP are not permitted. The trustees of the ESOP, Donald Armel and Michael Dick, have the exclusive authority to manage the trust in which ESOP contributions are deposited and are obligated to invest the cash portion of ESOP contributions primarily in the Corporation's Common Stock. The trustees are permitted to borrow money to purchase Common Stock for the trust.
   As of the last day of the fiscal year, eligible participants are credited with their proportionate share of the trust's assets. A participant's interest vests and is nonforfeitable if while employed by the Corporation or participating subsidiaries he or she attains at least 65 years of age, becomes totally or permanently disabled or dies. Also, a participant's interest vests and is nonforfeitable to the extent and in the percentage set forth in a schedule in the ESOP. Under this schedule, a participant's interest is 100 percent vested after seven years of service. Vested amounts are distributed upon retirement, disability, or death. If termination of service occurs prior to the occurrence of those events, payment may be made or deferred until the participant attains age 65. As determined by the participant, distributions are made in cash or Common Stock.
  The Corporation may terminate or amend the ESOP but not in such a way as would adversely affect any participant's vested benefits. The trustees have the right to vote the Common Stock in the trust subject to the direction of each participant with respect to the shares allocated to his or her account.
  As of the end of fiscal 2004, there were 581 participants in the ESOP. No Executive Officer or Director except Irvin Clark participates in the Plan.


                           PROPOSALS OF SECURITY HOLDERS

  Proposals of stockholders intended to be presented at the 2005 Annual Meeting, which presently is expected to be held in December 2005, must be received by the Secretary of the Corporation, 6446 Edsall Road, Alexandria, Virginia 22312 no later that June 27, 2005, in order for them to be considered for inclusion in the October 2005 Proxy Statement. A stockholder desiring to submit a proposal to be voted on at the next year's Annual Meeting, but not desiring to have such proposal included in next year's Proxy Statement relating to that meeting, should submit such proposal to the Company by September 1, 2005. Failure to comply with that advance notice requirement will permit management to use its discretionary voting authority if and when the proposal is raised at the Annual Meeting without having had a discussion of the proposal in the Proxy Statement.

                          OTHER MATTERS

  Management does not intend to bring any other matters before the meeting and does not know of any other matters to be brought before the meeting by any others. If any other matter should come before the meeting, it is the intention of the persons named in the accompanying proxy to vote the proxy in accordance with their best judgment.

By Order of the Board of Directors
A. Joseph Levy
Secretary